EXHIBIT 99.2

CHARLES RIVER ASSOCIATES (CRA)

FOURTH QUARTER FISCAL YEAR 2011

EARNINGS ANNOUNCEMENT

PREPARED CFO REMARKS

CRA is providing a copy of prepared remarks by CFO Wayne Mackie in combination with its press release. These remarks are offered to provide the investment community with additional information on CRA’s financial results prior to the start of the conference call. As previously announced, the conference call will begin today, February 16, 2012, at 9:00 am ET.  These prepared remarks will not be read on the call.

Please note that this marks the fourth quarter that we are reporting our results using the Company’s revised fiscal year end, which shifted from the last Saturday in November to the Saturday nearest December 31. Under the new reporting schedule, each year will now have four 13-week quarters, compared with our prior schedule of reporting three 12-week quarters and one 16-week quarter.  It should be noted that we have not recast our previously reported fiscal 2010 results.  This means that our fiscal 2011 quarterly results are not directly comparable to our fiscal 2010 quarterly results.

Specifically, all comparisons of Q4 of fiscal 2011 to Q4 of fiscal 2010 are affected by the inclusion of 13 weeks in Q4 of fiscal 2011 versus 12 weeks in Q4 of fiscal 2010.  In today’s press release, we have also provided a sequential comparison to Q3 of fiscal 2011, which was 13 weeks in length.

Q4 2011 Summary (13-weeks ended December 31, 2011)

•                  Non-GAAP Revenue: $73.1 million

•                  Non-GAAP Net Income: $4.3 million, or $0.40 per diluted share

•                  Non-GAAP Operating Margin: 10.0%

•                  Utilization: 74%

•                  Cash, Cash Equivalents, and Short-term Investments: $76.1 million at December 31, 2011

Revenue

In today’s press release, we reported Q4 GAAP revenue of $75.0 million for the 13-week period ended December 31, 2011, compared with GAAP revenue of $75.9 million for Q4 of fiscal 2010, the 12-week period ended November 27, 2010, and $71.0 million for Q3 of fiscal 2011, the 13-week period ended October 1, 2011.  GAAP revenue for Q4 of fiscal 2011 included $1.8 million from our NeuCo subsidiary.  GAAP revenue for Q4 of fiscal 2010 included $1.3 million from NeuCo and Q3 of fiscal 2011 included $1.6 million from NeuCo.

Excluding NeuCo revenue from all periods, non-GAAP revenue was $73.1 million for Q4 of fiscal 2011 compared with $74.5 million for Q4 of fiscal 2010 and $69.4 million for Q3 of fiscal 2011.  The sequential revenue growth was the result of an increase in both our Litigation and Management Consulting lines of business.  Litigation continued its steady growth performance as it has throughout 2011, and Management Consulting quickly rebounded from a disappointing third-quarter performance with growth in a number of practices.

Revenue for fiscal 2011, the fifty-two weeks ended December 31, 2011, was $305.2 million, compared with $287.4 million for the fifty-two weeks ended November 27, 2010. After adjusting for NeuCo’s impact, non-GAAP revenue for fiscal 2011 increased 6.4% to $299.1 million compared with $281.0 million for fiscal 2010.

The year-over-year annual growth in 2011 non-GAAP revenue is related to:

•                  A steady stream of engagements throughout the year,

•                  Consistent lead flow and healthy conversion rates,

•                  Growth in both our Management Consulting and Litigation lines of business, and

•                  A strong performance by the Competition practice — our largest practice, which grew more than 20% for the year on the strength of the M&A environment

Utilization

Q4 utilization was 74%.  This compares with 73% in Q4 of fiscal 2010 and 73% in Q3 of fiscal 2011.  The sequential and year-over-year increase in utilization is primarily related to:

•                  Revenue growth (on a normalized basis),

•                  Increased activity within both Litigation and Management Consulting, and

•                  The restructurings and resource efficiency programs we have implemented.

Gross Margin

Q4 2011 GAAP gross margin was 36.6%, compared with 31.8% in Q4 of fiscal 2010 and 34.4% in Q3 of fiscal 2011.  Non-GAAP gross margin for Q4 of fiscal 2011 improved by approximately 200 basis points to 35.4% compared with non-GAAP gross margin of 33.4% in Q4 of fiscal 2010 and 33.3% in the third quarter of fiscal 2011.

For the full year fiscal 2011, our GAAP gross margin was 34.7% compared with 31.4% for the full year fiscal 2010. Non-GAAP gross margin for the full year fiscal 2011 was 33.8%, compared with 32.4% for the full year fiscal 2010. The year-over-year improvement in gross margin was primarily driven by the higher revenue combined with a small decrease in average headcount.

SG&A Expenses

We continue to focus on tightly managing our SG&A expenses through ongoing productivity improvements and expense management initiatives.  For Q4 of fiscal 2011, our SG&A expenses were $18.2 million, or 24.3% of revenue, on a GAAP basis, compared with GAAP SG&A expenses of $17.7 million, or 23.4% of revenue in Q4 of fiscal 2010 and $17.0 million, or 24.0% of revenue, in Q3 of fiscal 2011.

Non-GAAP SG&A expenses, — which exclude restructuring charges and NeuCo, — were $17.3 million, or 23.7% of revenue, for Q4 of fiscal 2011, compared with $16.6 million, or 22.3% of revenue, in Q4 of fiscal 2010 and $16.2 million, or 23.3% of revenue, in Q3 of fiscal 2011.  Commissions to non-employee experts, which are included in non-GAAP SG&A, represented 2.2% of non-GAAP revenue in Q4 of fiscal 2011 compared to 2.5% of non-GAAP revenue in Q4 of fiscal 2010 and 1.6% of non-GAAP revenue in Q3 of fiscal 2011.

Looking at our SG&A for the full year fiscal 2011, on a GAAP basis, expenses were $71.8 million, or 23.5% of revenue, compared with $73.9 million, or 25.7% of revenue for the full year fiscal 2010.  On a non-GAAP basis, full year fiscal 2011 SG&A expenses were $66.9 million, or 22.4% of revenue, compared with $65.7 million, or 23.4% of revenue, for full year fiscal 2010.

Depreciation & Amortization

On a non-GAAP basis, depreciation and amortization expense was $1.3 million for Q4 of fiscal 2011, compared with $1.2 million for Q4 of fiscal 2010 and for Q3 of fiscal 2011.   Full year fiscal 2011 depreciation and amortization was $5.0 million, on a non-GAAP basis, compared with $5.5 million for full year fiscal 2010.

Share-Based Compensation Expense

Share-based compensation expense was approximately $1.5 million for Q4 of fiscal 2011 compared with $1.6 million for Q4 of fiscal 2010 and $1.1 million in Q3 of fiscal 2011.

Operating Income

On a GAAP basis, operating income was $8.0 million, or 10.6% of revenue, in Q4 of fiscal 2011, compared with operating income of $5.1 million, or 6.7% of revenue, in Q4 of  fiscal 2010 and operating income of $6.2 million, or 8.8% of revenue, for Q3 of fiscal 2011.  Non-GAAP operating income was $7.3 million for Q4 of fiscal 2011, or 10.0% of revenue, compared with $7.1 million, or 9.5% of revenue, for Q4 of fiscal 2010 and $5.7 million, or 8.3% of revenue, for Q3 of fiscal 2011.  We were pleased to achieve our goal of double-digit non-GAAP operating margin in three of the four quarters of fiscal 2011.

For the full year fiscal 2011, our non-GAAP operating income also essentially hit our target, coming in at 9.8%.   This is well ahead of the 7.1% we recorded in full year fiscal 2010.  Our strong full year operating income performance versus fiscal 2010 reflects:

•                  Revenue growth,

•                  Cost reductions,

•                  Core resource efficiency improvement, and

•                  Higher utilization.

Interest and Other Income (Expense), net

In Q4 of fiscal 2011, interest and other expense was $63,000 on a GAAP basis and $25,000 on a non-GAAP basis.  This is significantly lower than the interest and other expense of $985,000 on a GAAP basis and $683,000 on a non-GAAP basis that we reported in Q4 of fiscal 2010.  For Q3 of fiscal 2011, we reported interest and other expense of $256,000 on a GAAP basis and $217,000 on a non-GAAP basis.  The significant reduction in this line item since last year is directly attributable to the repurchases of all of our convertible bonds in the second quarter of fiscal 2011.

Full year fiscal 2011 interest and other expense was $981,000 on a GAAP basis and $819,000 on a non-GAAP basis. This compares with interest and other expense of $4.2 million (GAAP) and $3.3 million (non-GAAP) we reported for the full year fiscal 2010.

Income Taxes

The following table outlines our income tax provision recorded and the resulting effective tax rates (in $000):

	GAAP		NON-GAAP
	Q4		Q4
	2011	2010	2011	2010

Provision	$3,347	$2,668	$3,059	$2,669

Effective Tax Rate	42.4%	65.4%	41.8%	41.7%

	GAAP		NON-GAAP
	Full Year		Full Year
	2011	2010	2011	2010
Provision	$11,138	$4,273	$11,263	$7,105
Effective Tax Rate	39.7%	68.6%	39.7%	43.0%

Our Q4 non-GAAP effective tax rate was essentially flat compared with Q4 of fiscal 2010.  Our fiscal 2011 non-GAAP effective tax rate improved from fiscal 2010, reflecting the improved profitability of our international operations.  International revenues accounted for 26% of total revenue in both fiscal 2011 and fiscal 2010.

Net Income

GAAP net income for Q4 of fiscal 2011 was $4.4 million, or $0.42 per diluted share, compared with GAAP net income of $1.8 million, or $0.17 per share, for Q4 of last year and GAAP net income for Q3 of fiscal 2011 of $3.7 million, or $0.34 per diluted share.  Excluding NeuCo’s results and adjustments related to restructuring and bond buyback, non-GAAP net income for Q4 of fiscal 2011 was $4.3 million, or $0.40 per diluted share, compared with $3.7 million, or $0.35 per diluted share, for Q4 of fiscal 2010 and $3.3 million, or $0.31 per diluted share, for Q3 of fiscal 2011.

Net income for fiscal 2011 was $16.9 million, or $1.57 per diluted share, compared with net income of $2.6 million, or $0.24 per diluted share for fiscal 2010. Non-GAAP net income in fiscal 2011 increased 82% to $17.1 million, or $1.60 per diluted share, compared with 2010 non-GAAP net income of $9.4 million, or $0.87 per diluted share.  The 82% increase in non-GAAP net income on a 6% increase in non-GAAP revenue reflects the leverage we have created in our business model through the restructurings we have successfully completed in recent years and the resource/cost efficiency programs we now have in place.

Key Balance Sheet Metrics

Turning to the balance sheet, billed and unbilled receivables at December 31, 2011 were $84.7 million compared with $97.3 million at October 1, 2011.  Current liabilities at the end of Q4 of fiscal 2011 were $82.3 million compared with $78.4 million at the end of Q3 of fiscal 2011.

Total DSOs in Q4 of fiscal 2011 were 96 days consisting of 76 days of billed and 20 days of unbilled.  This is down substantially from the abnormally high 120 days we reported in Q3 of fiscal 2011 consisting of 70 days of billed and 50 days of unbilled.   During Q4, we launched a successful companywide initiative to bring our DSOs down.

As we enter 2012, we plan to maintain our target DSO level of below 100 days.  However, we began the conversion to a new enterprise-wide financial reporting system on January 1st.  The transition has gone smoothly to date and we’re excited about the capabilities of our new system, but it did forestall our billing process for the first few weeks of the New Year.   We expect to catch up as Q1 progresses, but in all likelihood we will see a temporary increase in DSOs in Q1 2012 as a result.

Cash and Cash Flow

Cash, cash equivalents, and short-term investments stood at $76.1 million at December 31, 2011, compared with $54.3 million at October 1, 2011, and $87.5 million at January 1, 2011.  The sequential increase in cash and cash equivalents in Q4 of fiscal 2011 reflects our high operating margin in Q4 and improved DSO.  In Q4 of fiscal 2011, cash flow from operations was approximately $28 million.

Our capital expenditures totaled approximately $1.9 million this quarter compared with approximately $1.8 million in Q3 of fiscal 2011, and $1.8 million in Q4 of fiscal 2010.  In addition, $3.3 million was spent to repurchase approximately 167,000 shares of our common stock.

As of December 31, 2011, approximately $42.0 million had been accrued for fiscal 2011 performance bonuses.   We anticipate that the majority of these bonuses will be paid during the first quarter of fiscal 2012.

This concludes the prepared CFO remarks.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has also provided in these remarks non-GAAP revenue, non-GAAP gross margin, non-GAAP SG&A, non-GAAP operating income, non-GAAP interest and other income, non-GAAP tax provision, non-GAAP net income, and non-GAAP net income per share.  The Company believes the use of non-GAAP measures in addition to GAAP measures is an additional useful method for evaluating its results of operations.  The Company believes that presenting its financial results excluding certain restructuring costs, expenses related to the repurchase of its convertible bonds, and NeuCo’s results is important to investors and management because it is more indicative of its ongoing operating results and financial condition.  These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated.  The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Specifically, for the fourth and third quarters of fiscal 2011, the Company has excluded NeuCo’s results.  For the fourth quarter of fiscal 2010 and full-year fiscal 2010 results, the Company has excluded certain restructuring costs, expenses related to bond repurchases and NeuCo’s results.  For full-year fiscal 2011, the Company has excluded certain restructuring costs and NeuCo’s results.

SAFE HARBOR STATEMENT

Statements in these prepared CFO remarks concerning the future business, operating results, estimated cost savings, and financial condition of the Company and statements using the terms “anticipates,” “believes,” “expects,” “should,” or similar expressions are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain and actual performance and results may differ materially due to many important factors.  Such factors that could cause actual performance or results to differ materially from any forward-looking statements made by the Company include, among others, the Company’s restructuring costs and attributable annual cost savings, changes in the Company’s effective tax rate, share dilution from the Company’s stock-based compensation, dependence on key personnel, attracting and retaining qualified consultants, dependence on outside experts, utilization rates, factors related to its completed acquisitions, including integration of personnel, clients and offices, and unanticipated expenses and liabilities, the risk of impairment write downs to the Company’s intangible assets, including goodwill, if the Company’s enterprise value declines below certain levels, risks associated with acquisitions it may make in the future, risks inherent in international operations, the performance of NeuCo, changes in accounting standards, rules and regulations, changes in the law that affect the Company’s practice areas, management of new offices, the potential loss of clients, the ability of customers to terminate the Company’s engagements on short notice, dependence on the growth of the Company’s management consulting practice, the unpredictable nature of litigation-related projects, the ability of the Company to integrate successfully new consultants into its practice, general economic conditions, intense competition, risks inherent in litigation, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward-looking statements after the date of these remarks.